Exhibit 99.2

Media Contact:		Investor Contact:
Jay Worley jay.worley@airgas.com (610) 902-6206	Joele Frank / Dan Katcher / Andrew Siegel Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449	Barry Strzelec barry.strzelec@airgas.com (610) 902-6256

For release: Immediately

AIRGAS ANNOUNCES $300 MILLION STOCK REPURCHASE PROGRAM

Comments on Air Products’ Withdrawal of Unsolicited Tender Offer

RADNOR, PA – February 16, 2011 – Airgas, Inc. (NYSE: ARG) today announced a program to repurchase up to $300 million of its outstanding shares of common stock. As of February 15, 2011, Airgas had approximately 84.2 million common shares outstanding.

“This new share repurchase program reflects our confidence in the future, based on our favorable business trends, solid balance sheet, and strong cash flow,” said Airgas Chief Executive Officer Peter McCausland. “We believe we can continue to fund our growth strategies while realizing attractive earnings accretion from share repurchases.”

Airgas may repurchase shares from time to time for cash in open market transactions or in privately-negotiated transactions in accordance with applicable federal securities laws. The Company will determine the timing and the amount of any repurchases based on its evaluation of market conditions, share price and other factors. The stock repurchase program will be funded under the Company’s existing credit facility, has no pre-established closing date, and may be suspended or discontinued at any time.

In response to the announcement by Air Products & Chemicals, Inc. (NYSE: APD) (“Air Products”) that it has withdrawn its unsolicited tender offer, Airgas noted that its Board of Directors never wavered in its commitment to all stockholders and has remained unanimous in its belief that Air Products’ unsolicited offers were inadequate.

Airgas Announces $300 Million Stock Repurchase Program / Page 2

About Airgas, Inc.

Airgas, Inc. (NYSE: ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical, and specialty gases, and hardgoods, such as welding equipment and supplies. Airgas is also one of the largest U.S. distributors of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants, and ammonia products. More than 14,000 employees work in approximately 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

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This communication contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company’s reports, including its March 31, 2010 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.